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                                                                 Exhibit 3.19(i)



                          CERTIFICATE OF INCORPORATION

                                       OF

                          LEAR SIEGLER SERVICES, INC.


     FIRST: The name of the corporation (hereinafter sometimes referred to as the "Corporation") is:

                          LEAR SIEGLER SERVICES, INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of all classes of shares which the Corporation shall have the authority to issue is Five Million (5,000,000) shares of common stock, par value of $.01 per share. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation, provided, however, that in connection with the issuance or sale of any such shares or securities, the
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Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation, as amended from time to time.

     At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

     FIFTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transactions from which the director derived an improper personal benefit.

     SIXTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                        CERTIFICATE OF THE INCORPORATION
                                       OF
                          LEAR SIEGLER SERVICES, INC.

        Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Lear Siegler Services, Inc. (the "Corporation"), a Delaware corporation, hereby certifies that:

1. The Certificate of the Incorporation of the Corporation is hereby amended by deleting the present Article FOURTH and inserting in lieu thereof a new Article FOURTH, as follows:

         FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is Five Million (5,000,000) shares of common stock, par value of $.01 per share. Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each outstanding share of the Corporation's common stock, par value $.01 per share, shall be split into three hundred sixty thousand shares (360,000) of common stock, par value $.01 per share.

         No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation, as amended from time to time.

         At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.
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2.  The Board of Directors of the Corporation, by written consent, declared the foregoing amendment advisable and referred it to the sole shareholder of the Corporation for a vote and approval; and

3. The sole shareholder of the Corporation, by written consent, has adopted and approved the foregoing amendment.



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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to the Certificate of Incorporation of the Corporation to be signed and executed in its corporate name by Glenn Youngkin, its Assistant Secretary on this 5th day of January, 1998.



                                       Lear Siegler Services Inc.,
                                           a Delaware corporation


                                       /s/ Glenn A. Youngkin
                                       ------------------------------------
                                       Glenn Youngkin
                                       Assistant Secretary